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Exhibit 10.70

FIRST AMENDMENT TO LEASE
(6701 Kaiser Drive)

        This First Amendment to Lease ("First Amendment") is made as of the 31st day of August, 2001 by and between Ardenwood Corporate Park Associates, a California Limited Partnership, having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Abgenix, Inc., a Delaware corporation, whose address 7601 Dumbarton Circle, Fremont California, 94555 ("Tenant").

WITNESSETH

        WHEREAS, Landlord and Tenant entered into a lease dated February 24, 2000 ("Lease") for a building of approximately 100,103 rentable square feet ("Building") located at 6701 Kaiser Drive in Fremont, California ("Premises"), adjacent to a building at 6755 Kaiser Drive ("6755 Premises") currently leased by Tenant from Landlord pursuant to a lease between the parties dated May 19, 2000 as amended by First Amendment to Lease dated as of August 31, 2001 ("6755 Premises Lease");

        WHEREAS, pursuant to the 6755 Premises Lease, Tenant granted to Landlord real estate financing for the construction and permanent financing of the 6755 Premises in the amount of $16,750,000.00 ("Loan") evidenced by a promissory note, deed of trust, assignment of leases, assignment of contracts, loan agreement and other loan documents (collectively "Loan Documents") between the parties;

        WHEREAS, Landlord and CPTFNC Funding, LLC (the "First Lender") and Tenant have agreed to enter into an Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement") and Landlord, Tenant and First Lender have agreed to enter into a subordination, nondisturbance and attornment agreement dated as of August 31, 2001 (the "SNDA") with respect to the 6755 Premises Lease;

        WHEREAS, simultaneously herewith, the parties have agreed to enter into a Standstill Agreement with respect to the Lease and the Loan Documents (the "Standstill Agreement").

        NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1.
[MISSING TEXT]

    Premises Lease shall apply to Tenant's exercise of its Option(s) to extend the Term of the 6755 Premises Lease.)

5.
Tenant's breach of its obligations under Section 6.2 of the Standstill Agreement shall constitute a default under the Lease. Accordingly, the following clause (viii) is added to the end of the first paragraph of Section 13 of the Lease:

    or (viii) Tenant's breach of its obligations under Section 6.2 of that certain Standstill Agreement executed by Landlord as Borrower and Tenant as Lender dated as of August 31, 2001.

6.
All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this First Amendment.

7.
Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of conflict or inconsistency between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall prevail to the Initial Disbursement of the Loan.

2.
Concurrently with the execution of this First Amendment, the parties have executed Loan Documents in connection with the Loan. The effectiveness of this First Amendment is subject to and conditioned upon (a) Landlord and Tenant executing the Loan Documents and the Standstill Agreement; (b) Landlord, Tenant and First Lender executing the Intercreditor Agreement and the SNDA; (c) First Lender consenting in writing to this First Amendment; (d) Landlord and Tenant executing a First Amendment to the 6755 Premises Lease in form acceptable to Landlord and Tenant (the "6755 Lease Amendment"); and (e) First Lender consenting in writing to the 6755 Lease Amendment.

3.
The following sentence shall be added to the end of Section 15B of the Lease.

  Notwithstanding the foregoing, in the event that damage or destruction occurs in the last eighteen (18) months of the Lease Term but prior to the date which is twelve (12) months prior to the expiration of the Lease Term and in the event Landlord elects to terminate this Lease pursuant to clause (iv) above, Tenant may void Landlord's termination notice by exercising in writing any next immediately succeeding Option to extend the Term of the Lease and the Term of the 6755 Premises Lease pursuant to Section 18 of this Lease, provided Tenant notifies Landlord of its exercise of said Option(s) within ten (10) days following receipt of Landlord's termination notice. In the event Tenant timely exercises its next succeeding Option to extend the Term of this Lease and the Term of the 6755 Premises Lease, then Landlord's termination notice shall be void and Landlord shall complete the repair or restoration of the Premises in accordance with the terms of this Lease.

4.
A new Section 18E shall be added to the Lease as follows:

E.
Exercise of Option to Extend Tenant's Lease for 6755 Kaiser Drive, Fremont

  Tenant leases from Landlord the building adjacent to the Premises, which building is located at 6755 Kaiser Drive (the "6755 Premises") pursuant to a lease between Landlord and Tenant dated February 24, 2000 ("6755 Premises Leases"). The 6755 Premises are connected to the Premises by the portion of the Premises referred to as the Link Structure. Accordingly, it shall be a further condition to Tenant's exercise of its Option(s) to extend the Term of this Lease pursuant to this Section 18, that Tenant simultaneously exercise its Option(s) to extend the Term of the 6755 Premises Lease in accordance with the provisions of Section 18 of the 6755 Premises Lease. (All terms and conditions of Section 18 of the 6755

        IN WITNESS WHEREOF, the parties hereto have set their hands to this First Amendment as of the day and date first above written.

Landlord Ardenwood Corporate Park Associates, a California Limited Partnership		Tenant Abgenix, Inc., a Delaware Corporation
By:	/s/ JOHN MICHAEL SOBRATO Its: General Partner	By:	/s/ KURT LEUTZINGER Its: CFO

Exhibit A
PROFORMA

SCHEDULE C
LEGAL DESCRIPTION

        All that certain real property situate in the City of Fremont, County of Alameda, State of California, described as follows:

PARCEL ONE:

        All that portion of land designated and delineated as "Merged Lot A" in the Declaration of Merger filed for record in the office of the Recorder of the County of Alameda on                         under Recorder's Series No.                         Official Records and being more particularly described as follows;

        Being all of Lot 9 and Lot 10– Lot Line Adjustment 2000-10, as said lots are described in the Grant Deed recorded January 25, 2001, as instrument number 01-027935, Alameda County Records, more particularly described as follows:

        Beginning at the easterly corner of said Lot 10, said corner being a point in the northwesterly right of way line of Kaiser Drive, 100 feet in width, as said drive is shown on Parcel Map 4118, filed March 30, 1984 in Book 143 of Maps, at pages 44 and 48, Alameda County Records,

        Thence along the southeasterly lien of said Lot 10, and along the southwesterly line of said Lot 9, said lines being also the northwesterly right of way lien of Kaiser Drive, the following three courses:

1.
South 60°00'00" West, 120.97 feet;

2.
Southwesterly along the arc of a 946.00 foot radius, tangent curve to the right, through a central angle of 4°00'00", an arc distance of 66.04 feet; and

3.
South 68°00'00" West, 547.23 feet to the southerly corner of said Lot 9;

        Thence along the southwesterly line of said Lot 9, North 21°53'25" West, 600.09 feet to the westerly corner of said Lot 9;

        Thence along the northwesterly line of said Lot 9 and along the northwesterly line of said Lot 10, North 65°05'35" East, 689.97 feet to the northerly corner of said Lot 10;

        Thence along the northeasterly line of said Lot 10, South 26°00'00" East, 625.86 feet to the point of beginning.

PARCEL TWO:

        A non-exclusive easement for Ingress and Egress over the following described property:

        Being a portion of Lot 11, as said Lot is shown upon that certain Parcel map 4118, filed in Book 143 of Maps at pages 44-48, inclusive, Alameda County Records;

        Being a strip of land 22.50 feet in width, the westerly line of said strip described as follows:

        Beginning at the southwest corner of said Lot 11, said point also being on the northerly right of way line of Kaiser Drive, (108 feet wide), as shown upon said map; thence departing said right of way line, and along the westerly line of said Lot 11, North 26°02'11" West, 72.00 feet to the terminus of said westerly line being described.

ARB No: -0-
APN No: 543-0439-047-01; 543-0439-048-02

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  Exhibit 10.70